UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

EACO CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 N. Lakeview Avenue
Anaheim, CA	92807
(Address of principal executive offices)	(Zip Code)

(714) 876-2490
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definition Agreement.

As previously reported, EACO Corporation (the “Company”) was involved in litigation with a broker, Horn Capital Realty (“Horn”), involving a claim by Horn for a commission resulting from the Company’s sale of all its operating restaurants to Banner Buffets in 2005. On May 9, 2008, the Company entered into a written settlement agreement (the “Settlement Agreement”) with Horn and Jonathan S. Horn, individually and as President of Horn, whereby the Company, without admitting liability, agreed to pay Horn the amount of $550,000 and Horn agreed to dismiss the lawsuit. Also under the Settlement Agreement, all parties mutually released each other with respect to claims arising out of or relating to the lawsuit. A copy of the Settlement Agreement is attached as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Settlement Agreement dated as of May 9, 2008 by and among EACO Corporation, Horn Capital Realty, Inc. and Jonathan S. Horn.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

EACO CORPORATION

By:	/s/ Glen Ceiley
Name: Glen Ceiley
Title: Chief Executive Officer
Date: May 15, 2008

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Exhibit Index

Exhibit No.	Exhibit
10.1	Settlement Agreement dated as of May 9, 2008 by and among EACO Corporation, Horn Capital Realty, Inc. and Jonathan S. Horn.